December 15, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
        Commission File No. 0-16111
        Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated December 15, 1994.

Thank you.

Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

BY:     JMB Realty Corporation
        (Corporate General Partner)




        By: C. SCOTT NELSON
            ________________________________
            C. Scott Nelson, Vice President
            Director of Partnership
            Financial Reporting



CSN:sf

Enclosures



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  November 15, 1994




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-16111                 36-3314827
- -------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------


                       125 BROAD STREET BUILDING

                          New York, New York
                    -------------------------------


ITEM 5. OTHER EVENTS. On November 15, 1994, effective as of October 15, 1994 JMB/125 Broad Building Associates, L.P. ("JMB/125"), an Illinois limited partnership, made an agreement with its joint venture partners (the "O&Y partners") in the 125 Broad Street Company ("125 Broad") to settle their dispute regarding 125 Broad and its property. Pursuant to the agreement, JMB/125 assigned its approximate 48.25% interest in 125 Broad, which owns the 125 Broad Street Building and a leasehold interest in the underlying land located in New York, New York, to O&Y Plaza Corp. and released the O&Y partners from any claims of JMB/125 related to 125 Broad. Carlyle Real Estate Limited Partnership-XV (the "Partnership") owns, indirectly through Carlyle-XV Associates, L.P., an approximate 60% limited partnership interest in JMB/125. Carlyle Real Estate Limited Partnership-XVI, an affiliate of the Partnership, owns, indirectly through another limited partnership, substantially all of the
remaining interest in JMB/125.   O&Y Plaza Corp. is an affiliate of Olympia &
York Developments, Ltd. ("O&Y") and the O&Y partners. The 125 Broad Street Building consists of approximately 1,336,000 square feet. The occupancy at the date of assignment was 66%.

     In return, JMB/125 received an unsecured promissory note in the principal amount of $5 million bearing simple interest at 4.5% per annum with all principal and accrued interest due at maturity in October 1999, subject to mandatory prepayments of principal and interest or acceleration of the maturity date under certain circumstances. In addition, JMB/125 received a release from any claims of certain O&Y affiliates and will generally be indemnified against any liability as a general partner of 125 Broad. JMB/125 was also relieved of any obligation to contribute cash to 125 Broad in the amount of its deficit capital account balance. Affiliates of O&Y subsequently filed a pre-arranged bankruptcy plan for reorganization of 125 Broad under Chapter 11 of the Bankruptcy Code in order to facilitate 125 Broad's transfer of the office building to the mortgage lender in satisfaction of the mortgage debt and other claims. As a result, the transactions between JMB/125 and O&Y Plaza Corp. and the O&Y partners could be subject to challenge by certain creditors resulting in changes in or recission of the transactions.

     As a result of the assignment of its interest, and assuming that there is no subsequent modification or rescission thereof, JMB/125 no longer has an ownership interest in the office building, which will result in net gain for financial reporting and Federal income tax purposes to JMB/125 (and through JMB/125 and the Partnership, to the Limited Partners of the Partnership) with no distributable proceeds. Collection of principal and interest, if any, would result in additional gain for financial reporting and Federal income tax purposes. Such collections would constitute distributable proceeds upon receipt.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
        (a) Financial Statements.  Not applicable.
        (b) Proforma financial information - Not applicable.
        (c) Exhibits
            1. Letter Agreement consummating assignment from JMB/125 to O&Y Plaza Corp. dated November 15, 1994.
            2. Promissory Note dated October 31, 1994 made by O&Y Equity Company, L.P. ("Equity") and O&Y (U.S.) Development Company, L.P. ("Devco") to JMB/125 Broad Building Associates, L.P. ("JMB") in the principal amount of $5,000,000.
            3.  Release and Indemnity dated October 31, 1994 from Equity and
Devco.
            4.  Assignment of Partnership Interest from JMB to O&Y Plaza
Corp. dated October 31, 1994.
            5. Release of Equity, Devco, 125 Broad Street Company and O&Y Management Corp. by JMB, JMB/125 Broad Building Associates and JMB Realty Corporation dated October 31, 1994.

                              SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                           BY:   JMB Realty Corporation
                                 (Corporate General Partner)



                                 By:  C. SCOTT NELSON
                                      ________________________________
                                      C. Scott Nelson, Vice President
                                      Director of Partnership
                                      Financial Reporting













Dated:  December 15, 1994